                                                                Exhibit 5.1


                            PILLOWTEX CORPORATION
                               4111 Mint Way
                            Dallas, Texas   75237
                               (214) 333-3225


                                           June 25, 1998


Securities and Exchange Commission
450 5th St. N.W.
Judiciary Plaza
Washington, D.C.   20549

    Re: Registration on Form S-8 of 500,000 Shares of Common Stock, par value $0.01 per share, of Pillowtex Corporation

Ladies and Gentelemen:

   I am Senior Vice President and General Counsel of Pillowtex Corporation, a Texas corporation (the "Company"), and this opinion is furnished to you in connection with the registration of 500,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

   I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, I am of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's 1993 Stock Option Plan, as Amended and Restated (the "Plan"), against payment of the consideration therefor as provided in the Plan and having a value of not less than par value thereof, will be validly issued, fully paid and nonassessable.

   In rendering the foregoing opinion, (i) I have assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by me are genuine, and that where any such signature purports to have been made in a corporate, governmental or other capacity, the persons who affixed such signature to the certificate or the document had authority to do so, and (b) the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, and (ii) as to certain factual matters, I have relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, my examination of matters of law has been limited to the Texas Business Corporation Act and the federal laws of the United States of America, in each case as in effect on the date hereof.

   I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,


                                           /S/  Nelson A. Bangs
                                                Senior Vice President
                                                and General Counsel